Exhibit 2.1
Date: 8 June 2007
Amending Agreement
relating to Merger Implementation Agreement

Coeur d’Alene Mines Corporation
Coeur d’Alene Mines Australia Pty Ltd
Coeur Sub Two, Inc
Bolnisi Gold NL
MinterEllison

                    LAWYERS
AURORA PLACE, 88 PHILLIP STREET, SYDNEY NSW 2000, DX 117 SYDNEY
TEL: +61 2 9921 8888 FAX: +61 2 9921 8123
www.minterellison.com

Amending Agreement
relating to Merger Implementation Agreement

Details		3

Agreed terms		5

1.	Defined terms & interpretation	5
1.1	Defined terms	5
1.2	Interpretation	5

2.	Amendments	5
2.1	Amendments to MIA	5
2.2	Single document	5
2.3	Confirmation and acknowledgment	5

3.	General	5
3.1	Governing law and jurisdiction	5
3.2	Confidentiality	5
3.3	Counterparts	5

Signing page		6

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Minter Ellison | Ref: JP:MAL 20-4658175	Amending Agreement | page 2

Details

Date	June 2007

Parties

Name	Coeur d’Alene Mines Corporation
Short form name	Coeur
Incorporated	Idaho, USA
Notice details	505 Front Avenue
Coeur d’Alene
Idaho 83814
USA
Facsimile: +1 208 667 2213
Attention: Company Secretary

Name	Coeur d’Alene Mines Australia Pty Ltd
Short form name	Coeur Australia
ACN	125 204 775
Notice details	Suite 1003
3 Spring Street
Sydney NSW 2000
Facsimile:
Attention:

Name	Coeur Sub Two, Inc
Short form name	Coeur Sub Two
Incorporated	[Idaho], USA
Notice details	505 Front Avenue
Coeur d’Alene
Idaho 83814
USA
Facsimile: +1 208 667 2213
Attention: Company Secretary

Name	Bolnisi Gold NL
Short form name	Bolnisi
ACN	008 587 086
Notice details	Level 8
261 George Street
Sydney NSW 2000
Facsimile: +61 2 9247 3932
Attention: Peter Nightingale

Minter Ellison | Ref: JP:MAL 20-4658175	Amending Agreement | page 3

Background
A The parties entered into the Merger Implementation Agreement (MIA) on 3 May 2007.

B The parties wish to amend the MIA as set out in this document.

Minter Ellison | Ref: JP:MAL 20-4658175	Amending Agreement | page 4

Agreed terms
1.	Defined terms & interpretation

1.1	Defined terms

Capitalised terms used in this agreement and not otherwise defined have the meanings given to them in the MIA.

1.2	Interpretation

Clauses 1.2 and 1.3 of the MIA apply to this document as if set out in full in this clause 1.2.

2.	Amendments

2.1	Amendments to MIA

The parties agree that the MIA is amended as follows: In clause 1.1 in the definition of ‘Due Diligence Period’, replace ‘30’ with ‘44’.

2.2	Single document

The MIA as amended by this document is to be read as a single integrated document incorporating the amendments effected by this document.

2.3	Confirmation and acknowledgment

Each party confirms that the MIA, as amended by clause 2.1, remains in full force and effect.

3.	General

3.1	Governing law and jurisdiction

This agreement is governed by the law of New South Wales, Australia and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia.

3.2	Confidentiality

Clause 11 of the MIA applies to this document as if set out in full in this clause 3.2.

3.3	Counterparts

This document may be executed in counterparts. All executed counterparts constitute one agreement.

Minter Ellison | Ref: JP:MAL 20-4658175	Amending Agreement | page 5

Signing page
EXECUTED as an agreement.

Signed for Coeur d’Alene Mines Corporation by			ç

Signature of officer

Dennis E. Wheeler

Name of officer (print)

President and Chief Executive Officer

Office held

Executed by Coeur d’Alene Mines Australia Pty Ltd

	ç	/s/ Mitchell J. Krebs	ç

Signature of director		Signature of director
(Please delete as applicable)

Dennis E. Wheeler		Mitchell J. Krebs

Name of director (print)		Name of director (print)

Signed for Coeur Sub Two, Inc by			ç

Signature of officer

Dennis E. Wheeler

Name of officer (print)

President and Chief Executive Officer

Office held

Executed by Bolnisi Gold NL
/s/ Norman A. Seckold	ç	/s/ Peter J. Nightingale	ç

Signature of director		Signature of director/company secretary
(Please delete as applicable)

Norman A. Seckold		Peter J. Nightingale

Name of director (print)		Name of director/company secretary (print)

Minter Ellison | Ref: JP:MAL 20-4658175	Amending Agreement | page 6